EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Form 8-K of our report dated February 8, 2000, with respect to the consolidated financial statements of Metamor Worldwide, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, and into PSINet Inc.'s previously filed Registration Statements on Form S-3 (Nos. 333-35910, 333-48663, 333-92157), on Form S-4 (Nos.
333-34802, 333-79351, 333-84721, 333-96459) and on Form S-8 (Nos. 33-04008,
33-98314, 33-98316, 33-98318, 33-98320, 33-99464, 33-99466, 33-99470, 333-82811,
333-88029, 333-91891, 333-92021).

                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------------

Houston, Texas
June 15, 2000